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Exhibit 99.1

FOR RELEASE MAY 7, 2007
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            HEALTHSPORT COMPLETES $40 MILLION ACQUISITION OF INNOZEN
            --------------------------------------------------------

 - COMBINED COMPANIES CREATE A FULLY INTEGRATED DEVELOPER, MANUFACTURER AND MARKETER OF UNIQUE AND PROPRIETARY BRANDED AND PRIVATE LABEL EDIBLE FILM STRIP
            NUTRITIONAL SUPPLEMENT AND OVER-THE-COUNTER DRUG PRODUCTS


AMHERST, N.Y. and WOODLAND HILLS, CA (May 7, 2007) -- HEALTHSPORT, INC. (OTCBB:
HSPO), a developer and marketer of branded nutritional supplements utilizing a proprietary edible film strip delivery system, announced today it has completed the previously announced acquisition of InnoZen(R), Inc. (http://www.innozen.com). With the completion of the acquisition, HealthSport has become a fully integrated developer, manufacturer and marketer of unique and proprietary branded and private label edible film strip nutritional supplement and over-the-counter drug products.

Under the terms of the acquisition, HealthSport, through a wholly-owned subsidiary, issued 18,250,000 shares of its restricted common stock in exchange for 100% of the issued and outstanding shares of InnoZen. Based on the closing price of HealthSport's common stock on May, 4, 2007, the total value of the acquisition is approximately $40 million. The existing operations of InnoZen's laboratory and manufacturing facility will remain in Woodland Hills, California. HealthSport and InnoZen have already jointly developed three novel products that are planned for release in 2007.

InnoZen is the preeminent formulator, developer and manufacturer of edible film strips that deliver drug actives through buccal (between the cheek and gum) absorption. Innozen's proprietary edible film strip delivery technology is superior to any other competitive edible film strips currently on the market. InnoZen has five patents pending and has developed numerous proprietary processes that it incorporates in the development and manufacturing process of edible film strips. InnoZen's key IP is its proprietary and patent-pending bi-layer technology, which results in edible film strips that boast long shelf life, a high tolerance to heat, cold and humidity, and the best overall stability without having to be individually wrapped.

InnoZen was the first company to deliver an active drug ingredient in an edible film strip when it completed the development of Chloraseptic Sore Throat Relief Strips(R) in June 2003. With Chloraseptic Relief Strips, InnoZen established new processes to prevent irritants and to incorporate additional compounds making the edible strips more suitable for various drug delivery needs. In September 2004, InnoZen launched its two new edible film strip cough products under its own Suppress(R) brand (http://www.suppressstrips.com/), which are currently sold in many national retailers like Rite Aid, Long's Drugs, Sav-On, Fred Meyer, Ralph's, 7-11 and Raley's.

Using InnoZen's research, development and manufacturing capabilities, HealthSport will have the ability to rapidly formulate and develop new edible film products and other novel delivery systems for nutritional supplements and OTC drugs. In the future, HealthSport anticipates a steady stream of new branded and private label edible film strip products. The implementation of HealthSport's innovative and creative sales and marketing strategies for each product line will play an integral role in creating brand awareness for all of HealthSport's products.

HealthSport and InnoZen are the developers, manufacturers and marketers of the edible Enlyten SportStrips(TM) (http://enlytenstrips.com/). Enlyten SportStrips replace the electrolytes one loses while exercising through buccal (cheek) absorption. This mode of absorption is very different than all of Enlyten's electrolyte delivery predecessors. Unlike traditional absorption through the gastric system, which can take up to 30 minutes and may cause bloating, Enlyten SportStrips enable electrolytes to be absorbed directly into the


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bloodstream in just minutes eliminating over-hydration or bloat that often accompanies the excessive consumption of sports drinks.

Last week, Healthsport announced a partnership with AC Milan, one of the world's premier soccer clubs and revealed that AC Milan had submitted Enlyten SportStrips to rigorous tests both at its Milan Lab and the laboratories that conduct testing for the 'Lega Calcio,' the official Serie A soccer governing body. Many AC Milan players currently use Enlyten SportStrips as part of their daily nutritional regimen to assist in maintaining proper hydration and muscle recovery.

HealthSport also recently announced that women's soccer legend and two-time Olympic Medalist Brandi Chastain, as well as Jason Taylor, the Miami Dolphins Defensive End and Associated Press NFL Defensive Player of the Year, have become spokespersons for Enlyten Sportstrips. Additionally, HealthSport has signed a multi-year deal with the NFL Buffalo Bills, whose players will be integrating the Enlyten Sportstrips into their training programs, and will leverage the Bills' own brand to generate national awareness for Enlyten's electrolyte delivery technology.

HealthSport President, Daniel Kelly and InnoZen CEO, Rob Davidson, jointly commented, "We are all extremely enthusiastic about the future prospects of this marketing and technology alliance because the strip technology has so many different applications that markedly improve upon existing delivery methods. We really have a totally new way to dramatically speed up the delivery process and to increase the efficiency of active ingredients, two characteristics of our strip products that consumers are sure to embrace."

If you would like to receive e-mail announcements about HSPO, please sign up at the following website: http://www.Directstocknews.com/HSPO.

ABOUT HEALTHSPORT, INC.
-----------------------

HealthSport (http://www.healthsportinc.com/) is a fully integrated developer, manufacturer and marketer of unique and proprietary branded and private label edible film strip nutritional supplements and over-the-counter drugs. The Company's wholly-owned subsidiary, Innozen (http://www.innozen.com), is the preeminent formulator, developer and manufacturer of edible film strips that deliver drug actives through buccal (between the cheek and gum) absorption. Innozen's proprietary edible film strip delivery technology is superior to any other competitive edible film strips currently on the market. InnoZen has five patents pending and has developed numerous trade secrets which it incorporates in the development and manufacturing process of edible film strips. The company's Enlyten SportStrips(TM) (http://enlytenstrips.com/), an edible film electrolyte strip, has recently undergone and completed pre-market testing conducted in conjunction with physicians and scientists at Duke University Sports Medicine & The Michael J. Krzyzewski Human Performance Laboratory ("K Lab") (http://klab.surgery.duke.edu). Preliminary findings of these tests suggest that the Enlyten electrolyte strip delivers meaningful amounts of electrolytes to the body in a safe, fast and effective manner.


Special Note Regarding Forward-Looking Statements: Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing business, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with any acquisitions, planned or otherwise. Additionally, forward-looking statements concerning the performance of the Company's business are based on current market conditions and risks, which may change as the result of certain regulatory, competitive or economic events, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

The Market News First logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3162


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Investor CONTACT:
       The Del Mar Consulting Group, Inc.
       Robert B. Prag, President
       (858) 794-9500
       bprag@delmarconsulting.com
       --------------------------